PROMISSORY NOTE

DATE: **June 1, 2011**

PLACE: **Calgary, Alberta**

DEMAND DATE: **Thirty days after demand from Lender**

FOR VALUE RECEIVED, PreAxia Health Care Payment Systems Inc., promises to pay on demand to Macleod Projects Inc. c/o Charles Macleod with an address of 413 – 29th Avenue N.E., Calgary, AB T2E 2C6, or as otherwise directed, the principal sum of Thirty Thousand ($30,000 CDN) ($30,872 USD) Dollars, together with interest thereon at a rate equal to six (6%) percent per annum, until the balance of principal and interest outstanding shall be paid in full.

Interest shall accrue and be payable before and after maturity and before and after default and before and after judgment, with interest on overdue at the same rate as aforesaid.

Provided that in the event of default hereunder Macleod Projects Inc. c/o Charles Macleod may, in its sole discretion, make notice and demand the whole or any part of the principal and interest secured hereby, to be immediately due and payable.

The undersigned hereby waive presentment, notice of dishonor, protest and notice of protest on this note.

DATED effective the 1st day of June 2011.

The CEO has signed and accepted the above on behalf of PreAxia Health Care Payment Systems Inc.

Per /s/ Tom Zapatinas
Tom Zapatinas, President and CEO